Griffon Corporation Announces First Quarter Results

NEW YORK, NEW YORK, January 31, 2019 – Griffon Corporation (NYSE:GFF) (the “Company” or “Griffon”) today reported results for the first fiscal quarter ended December 31, 2018.

Consolidated revenue was $510.5 million, an increase of 17% from the prior year quarter. Home & Building Products (“HBP”) and Defense Electronics ("Telephonics") revenue increased 19% and 7%, respectively, compared to the prior year quarter.

Income from continuing operations was $8.8 million, or $0.21 per share, compared to $22.8 million, or $0.53 per share, in the prior year quarter. The current year quarter results included discrete tax provisions, net, of $0.5 million or $0.01 per share. The prior year quarter results included acquisition costs of $3.2 million ($2.3 million, net of tax, or $0.05 per share); cost of life insurance benefit of $2.6 million ($0.2 million, net tax, or $0.01 per share); and discrete and certain other tax benefits, net, for certain items which affect comparability of $23.0 million or $0.53 per share. Excluding these items from the respective quarterly results, income from continuing operations is $9.2 million, or $0.22 per share, compared to $2.4 million, or $0.06 per share, in the prior year quarter.

Segment adjusted EBITDA was $56.6 million, an increase of 30% from the prior year quarter primarily driven by HBP revenue growth. Segment adjusted EBITDA is defined as net income excluding interest income and expense, income taxes, depreciation and amortization and unallocated amounts (mainly corporate overhead), restructuring charges, loss on debt extinguishment and acquisition related expenses, as well as other items that may affect comparability, as applicable.

Ronald J. Kramer, Chairman and CEO, commented, “This quarter was an excellent start to our fiscal 2019. We have made significant progress integrating our newly acquired companies, ClosetMaid and CornellCookson. Our strategic plan is delivering enhanced operating performance and will guide our efforts in coming years.”
Kramer added, “The diversity of our leading brands and businesses positions us to accelerate growth in revenue, free cash flow and earnings per share. The agility of our management team and versatile operating plan continues to produce solid financial results even in uncertain market conditions. We are pleased with our strong results and are optimistic about our outlook this year.”
Segment Operating Results
Home & Building Products
Revenue was $439.8 million, an increase of 19% when compared to the prior year quarter. Clopay Building Products Company, Inc. ("CBP") benefited from the acquisition of CornellCookson on June 4, 2018, which delivered approximately $51.0 million of revenue, as well as from favorable mix, pricing and volume. At The AMES Companies, Inc. ("AMES"), increased U.S. revenue driven by lawn and garden volume was offset by decreased non U.S. lawn and garden volume, mainly due to adverse weather conditions, and reduced storage and organization volume due to timing of orders. Organic growth was 5%.

Segment adjusted EBITDA was $51.9 million, an increase of 31% compared to the prior year quarter driven by the increased revenue as noted above, partially offset by increased input costs and tariffs.

Defense Electronics

Revenue was $70.8 million, an increase of 7% from the prior year quarter, primarily due to a $4.6 million benefit from the adoption of revenue recognition guidance effective October 1, 2018. Additionally, increased airborne surveillance radar and wireless intercommunication systems revenue was offset by reduced dismounted Electronic Countermeasure system volume. The impact of the revenue recognition guidance is expected to be immaterial on the full year results.

Segment adjusted EBITDA was $4.8 million compared to $4.2 million in the prior year quarter due to the increased revenue, partially offset by unfavorable program mix and the impact of revised estimates to complete remaining performance obligations on certain radar and airborne intercommunication systems. Segment adjusted EBITDA also benefited from the adoption of revenue recognition guidance effective October 1, 2018 by approximately $1.3 million. The impact of this revenue recognition guidance is expected to be immaterial on the full year results.

Contract backlog was $367 million at December 31, 2018, compared to $374 million at September 30, 2018, restated for the adoption of revenue recognition guidance effective October 1, 2018, with approximately 70% expected to be fulfilled within the next twelve months. During the quarter, Telephonics was awarded several new contracts and received incremental funding on existing contracts approximating $63.3 million.

Taxes
In the quarter ended December 31, 2018, the Company recognized a tax provision of $5.2 million on Income before taxes from continuing operations of $14.0 million, compared to a tax benefit of $(24.9) million on a Loss before taxes from continuing operations of $(2.1) million in the comparable prior year quarter.  Excluding all items that affect comparability, the effective tax rates for the quarters ended December 31, 2018 and 2017 were 34.0% and 35.4%, respectively.

Share Repurchases
In August 2016 and 2018, Griffon’s Board of Directors authorized the repurchase of up to $50 million of Griffon’s outstanding common stock. Under these programs, the Company may purchase shares in the open market, including pursuant to a 10b5-1 plan, or in privately negotiated transactions. During the three months ended December 31, 2018, Griffon purchased 29,300 shares of common stock under these repurchase programs, for a total of $0.3 million or $9.91 per share. At December 31, 2018, $58.0 million remained under existing Board authorizations.

Balance Sheet and Capital Expenditures
At December 31, 2018, the Company had cash and equivalents of $82 million, total debt outstanding of $1,155 million, net of discounts and issuance costs, resulting in a net debt position of $1,073 million. $277.8 million was available for borrowing under the revolving credit facility, subject to certain loan covenants. Capital expenditures were $8.4 million in the current quarter.

Conference Call Information
The Company will hold a conference call today, January 31, 2019, at 8:30 AM ET.

The call can be accessed by dialing 1-877-407-0792 (U.S. participants) or 1-201-689-8263 (International participants). Callers should ask to be connected to the Griffon Corporation teleconference or provide conference ID number 13686798. Participants are encouraged to dial-in at least 10 minutes before the scheduled start time.

A replay of the call will be available starting on Thursday, January 31, 2019 at 11:30 AM ET by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), and entering the conference ID number: 13686798. The replay will be available through Thursday, February 14, 2019 at 11:59 PM ET.

Forward-looking Statements
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; the Griffon's ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives; the ability to identify and successfully consummate and integrate value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts and other government actions; the ability of the federal government to fund and conduct its operations; increases in the cost or lack of availability of raw materials such as resin, wood and steel components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon's operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events that could impact the worldwide economy; a downgrade in the Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which could impact margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; unfavorable results of government agency contract audits of Telephonics Corporation; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; Griffon's ability to service and refinance its debt, and the impact of recent and future legislative and regulatory changes, including, without limitation, the Tax Cuts and Jobs Act. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-

looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Griffon Corporation
Griffon is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Griffon currently conducts its operations through two reportable segments:

•	Home & Building Products segment consists of two companies, AMES and CBP:

AMES, founded in 1774, is the leading North American manufacturer and a global provider of branded consumer and professional tools, landscaping products, and outdoor lifestyle solutions. In 2018, we acquired ClosetMaid, a leader in wood and wire closet organization, general living storage and wire garage storage products for homeowners and professionals.

CBP, since 1964, is a leading manufacturer and marketer of residential and commercial garage doors and sells to professional dealers and some of the largest home center retail chains in North America. In 2018, we acquired CornellCookson, a leading U.S. manufacturer and marketer of rolling steel door and grille products designed for commercial, industrial, institutional, and retail use.

•
Defense Electronics segment consists of Telephonics Corporation, founded in 1933, a globally recognized leading provider of highly sophisticated intelligence, surveillance and communications solutions for defense, aerospace and commercial customers.

For more information on Griffon and its operating subsidiaries, please see the Company’s website at www.griffon.com.

Company Contact:            Investor Relations Contact:
Brian G. Harris                Michael Callahan
SVP & Chief Financial Officer        Senior Vice President
Griffon Corporation            ICR Inc.
(212) 957-5000                (203) 682-8311

Griffon evaluates performance and allocates resources based on each segment's operating results from continuing operations before interest income and expense, income taxes, depreciation and amortization, unallocated amounts (mainly corporate overhead), restructuring charges, loss on debt extinguishment and acquisition related expenses, as well as other items that may affect comparability, as applicable ("Segment adjusted EBITDA", a non-GAAP measure). Griffon believes this information is useful to investors.

The following table provides a reconciliation of Segment adjusted EBITDA to Income (loss) before taxes from continuing operations:

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended December 31,
REVENUE	2018	2017
Home & Building Products:
AMES	$216,474	$216,742
CBP	223,295	154,236
Home & Building Products	439,769	370,978
Defense Electronics	70,753	66,325
Total consolidated net sales	$510,522	$437,303

Segment adjusted EBITDA:
Home & Building Products	$51,860	$39,457
Defense Electronics	4,785	4,199
Segment adjusted EBITDA	56,645	43,656
Net interest expense	(16,331)	(16,642)
Segment depreciation and amortization	(14,951)	(12,852)
Unallocated amounts	(11,398)	(10,436)
Acquisition costs	—	(3,185)
Cost of life insurance benefit	—	(2,614)
Income (loss) before taxes from continuing operations	$13,965	$(2,073)

The following is a reconciliation of each segment's operating results to Segment adjusted EBITDA from continuing operations:

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
BY REPORTABLE SEGMENT
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Home & Building Products:
Segment operating profit	$39,545	$27,751
Depreciation and amortization	12,315	10,133
Acquisition costs	—	1,573
Segment adjusted EBITDA	51,860	39,457

Defense Electronics:
Segment operating profit	2,149	1,480
Depreciation and amortization	2,636	2,719
Segment adjusted EBITDA	4,785	4,199

All segments:
Income from operations - as reported	29,292	14,155
Unallocated amounts	11,398	10,436
Other, net	1,004	414
Acquisition costs	—	1,612
Cost of life insurance benefit	—	2,614
Segment operating profit from continuing operations	41,694	29,231
Depreciation and amortization	14,951	12,852
Acquisition costs	—	1,573
Segment adjusted EBITDA from continuing operations	$56,645	$43,656

Unallocated amounts typically include general corporate expenses not attributable to any reportable segment.

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Revenue	$510,522	$437,303
Cost of goods and services	367,476	316,524
Gross profit	143,046	120,779

Selling, general and administrative expenses	113,754	106,624

Income from operations	29,292	14,155

Other income (expense)
Interest expense	(16,529)	(16,839)
Interest income	198	197
Other, net	1,004	414
Total other expense, net	(15,327)	(16,228)

Income (loss) before taxes from continuing operations	13,965	(2,073)
Provision (benefit) from income taxes	5,212	(24,904)
Income from continuing operations	$8,753	$22,831

Discontinued operations:
Income from operations of discontinued operations	—	11,466
Provision for income taxes	—	3,308
Income from discontinued operations	—	8,158

Net income	$8,753	$30,989

Income from continuing operations	$0.21	$0.54
Income from discontinued operations	—	0.19
Basic earnings per common share	$0.21	$0.74

Weighted-average shares outstanding	40,750	41,923

Income from continuing operations	$0.21	$0.53
Income from discontinued operations	—	0.19
Diluted earnings per common share	$0.21	$0.72

Weighted-average shares outstanding	41,888	43,336

Net income	$8,753	$30,989

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	(5,736)	(1,289)
Pension and other post retirement plans	184	9,559
Change in cash flow hedges	102	88
Total other comprehensive income (loss), net of taxes	(5,450)	8,358
Comprehensive income, net	$3,303	$39,347

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(Unaudited)
	December 31, 2018	September 30, 2018
CURRENT ASSETS
Cash and equivalents	$81,752	$69,758
Accounts receivable, net of allowances of $7,892 and $6,408	253,351	280,509
Contract costs and recognized income not yet billed, net of progress payments of $4,037 and $3,172	89,232	121,803
Inventories	452,362	398,359
Prepaid and other current assets	39,615	42,121
Assets of discontinued operations	325	324
Total Current Assets	916,637	912,874
PROPERTY, PLANT AND EQUIPMENT, net	336,490	342,492
GOODWILL	438,428	439,395
INTANGIBLE ASSETS, net	365,381	370,858
OTHER ASSETS	14,944	16,355
ASSETS OF DISCONTINUED OPERATIONS	2,909	2,916
Total Assets	$2,074,789	$2,084,890

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$12,872	$13,011
Accounts payable	209,202	233,658
Accrued liabilities	138,368	139,192
Liabilities of discontinued operations	6,882	7,210
Total Current Liabilities	367,324	393,071
LONG-TERM DEBT, net	1,142,079	1,108,071
OTHER LIABILITIES	91,315	106,710
LIABILITIES OF DISCONTINUED OPERATIONS	2,510	2,647
Total Liabilities	1,603,228	1,610,499
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	471,561	474,391
Total Liabilities and Shareholders’ Equity	$2,074,789	$2,084,890

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES - CONTINUING OPERATIONS:
Net income	$8,753	$30,989
Net (income) from discontinued operations	—	(8,158)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,085	12,958
Stock-based compensation	2,933	2,555
Provision (recovery) for losses on accounts receivable	158	(220)
Amortization of debt discounts and issuance costs	1,229	1,243
Deferred income taxes	(1,380)	(23,186)
(Gain) loss on sale of assets and investments	(91)	209
Change in assets and liabilities, net of assets and liabilities acquired:
Decrease in accounts receivable and contract costs and recognized income not yet billed	37,181	38,909
Increase in inventories	(33,958)	(28,073)
Increase in prepaid and other assets	(444)	(8,459)
Decrease in accounts payable, accrued liabilities and income taxes payable	(29,622)	(24,973)
Other changes, net	1,197	552
Net cash provided by (used in) operating activities - continuing operations	1,041	(5,654)
CASH FLOWS FROM INVESTING ACTIVITIES - CONTINUING OPERATIONS:
Acquisition of property, plant and equipment	(8,397)	(10,785)
Acquired businesses, net of cash acquired	(9,219)	(198,683)
Proceeds from sale of assets	51	439
Net cash used in investing activities - continuing operations	(17,565)	(209,029)
CASH FLOWS FROM FINANCING ACTIVITIES - CONTINUING OPERATIONS:
Dividends paid	(3,143)	(2,990)
Purchase of shares for treasury	(1,348)	(4,332)
Proceeds from long-term debt	38,965	326,094
Payments of long-term debt	(4,322)	(52,973)
Change in short-term borrowings	38	35
Financing costs	(67)	(7,392)
Contingent consideration for acquired businesses	(1,686)	—
Other, net	137	84
Net cash provided by financing activities - continuing operations	28,574	258,526
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	(458)	1,261
Net cash used in investing activities	—	(8,076)
Net cash provided by financing activities	—	396

Net cash used in discontinued operations	(458)	(6,419)
Effect of exchange rate changes on cash and equivalents	402	(685)
NET INCREASE IN CASH AND EQUIVALENTS	11,994	36,739
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	69,758	47,681
CASH AND EQUIVALENTS AT END OF PERIOD	$81,752	$84,420

Griffon evaluates performance based on Earnings per share and Net income excluding restructuring charges, loss on debt extinguishment, acquisition related expenses and discrete and certain other tax items, as well as other items that may affect comparability, as applicable. Griffon believes this information is useful to investors for the same reason. The following table provides a reconciliation of Income from continuing operations to Adjusted income from continuing operations and earnings per share from continuing operations to Adjusted earnings per share from continuing operations:

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,
	2018	2017
Income from continuing operations	$8,753	$22,831

Adjusting items, net of tax:
Acquisition costs	—	2,348
Cost of life insurance benefit	—	248
Discrete and certain other tax provisions (benefits)	467	(23,018)

Adjusted income from continuing operations	$9,220	$2,409

Diluted earnings per common share from continuing operations	$0.21	$0.53

Adjusting items, net of tax:
Acquisition costs	—	0.05
Cost of life insurance benefit	—	0.01
Discrete and certain other tax benefits	0.01	(0.53)

Adjusted earnings per common share from continuing operations	$0.22	$0.06

Weighted-average shares outstanding (in thousands)	41,888	43,336

Note: Due to rounding, the sum of earnings per common share and adjusting items, net of tax, may not equal adjusted earnings per common share.